                                  Exhibit 99.1

                           SECOND AMENDMENT AND WAIVER
                   TO REVOLVING CREDIT AND GUARANTY AGREEMENT



                  SECOND AMENDMENT AND WAIVER, dated as of February 14, 2001 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of June 22, 2000, among GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and each of the direct and indirect subsidiaries of the Borrower party thereto (each a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, MELLON BANK, N.A., a national banking association ("Mellon"), as Arranger, FIRST UNION NATIONAL BANK, as Syndication Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent, THE CHASE MANHATTAN BANK, as Co-Agent, each of the other financial institutions from time to time party thereto (each of the foregoing financial institutions, together with Mellon, the "Banks") and MELLON BANK, N.A., a national banking association, as administrative agent (in such capacity, the "Agent") for the Banks. Unless otherwise defined herein, all terms that are defined in the Credit Agreement (or defined below) shall have the same meanings herein.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of June 22, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement, dated as of August 10, 2000 (as amended, and as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent have agreed to amend the Credit Agreement as set forth herein; and

                  WHEREAS, from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended, subject to and upon terms and conditions set forth herein, as follows:

                  NOW, THEREFORE, it is agreed:

SECTION 1. Waiver. The Banks hereby waive (x) compliance by the Borrower and the Guarantors with the provisions of Sections 5.01(b) and 5.01(d) of the Credit Agreement with respect to the fiscal quarter ended December 31, 2000, provided that the financial reports and certificate required to be delivered pursuant thereto shall be delivered no later than April 2, 2001 and (y) any default or Event of Default under the Credit Agreement (including, without limitation, under Section 6.05) that was occasioned by the following asset impairment and other non-recurring charges which were recorded by the Borrower in the fiscal year ended September 30, 2000: (i) SFAS 121 and provisions for terminated operations, and other asset impairments representing the write-down of goodwill and other long-lived assets of acquired operations which are not deemed recoverable in an aggregate amount of $148,900,000; (ii) debt restructuring and reorganization charges representing costs associated with the Cases, employee severance costs and investments in formerly managed operations in an aggregate amount of $28,400,000; (iii) benefit-related costs in the amount of $12,600,000; and (iv) costs associated with accounts receivable which are deemed uncollectible in the amount of $7,600,000.

SECTION 2. Amendment to Section 5.01. Section 5.01 is hereby amended by (i) redesignating clauses "(b)" through "(n)" as clauses "(d)" through "(p)", and
(ii) deleting clause (a) thereof in its entirety and inserting in lieu thereof the following new clauses (a), (b), and (c):

               "(a) within 90 days after the end of each fiscal year and by April 2, 2001 for the fiscal year ended September 30, 2000, the Borrower's consolidated balance sheet and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries (including Multicare) on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its consolidated Subsidiaries (including Multicare) by KPMG Peat Marwick or by other independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountant (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries (including Multicare) on a consolidated basis in accordance with GAAP.

               (b) within 90 days after the end of each fiscal year and April 2, 2001 for the fiscal year ended September 30, 2000, a combining schedule showing the financial condition and results of operations of (i) Genesis, together with its consolidated subsidiaries (excluding Multicare), (ii) Multicare, together with its consolidated subsidiaries, and (iii) any relevant intercompany eliminations.

               (c) within 90 days after the end of each fiscal year and by April 2, 2001 for the fiscal year ended September 30, 2000, a schedule showing the financial condition and operating results of Genesis, together with its consolidated subsidiaries (excluding Multicare), by major business lines during such fiscal year."

                  SECTION 3 Amendment to Section 6.05. The table appearing in
Section 6.05 is hereby in its entirety to read as follows:

                  "Three Month Period Ending                     EBITDA
                  --------------------------                     ------
                          January 31, 2001                      $32,700,000

                          February 28, 2001                     $30,000,000

                          March 31, 2001                        $32,100,000

                          April 30, 2001                        $35,100,000

                          May 31, 2001                          $38,300,000

                          June 30, 2001                         $39,900,000

                          July 31, 2001                         $41,500,000

                          August 31, 2001                       $44,300,000

                          September 30, 2001                    $46,200,000

                          October 31, 2001                      $46,400,000

                          November 30, 2001                     $46,000,000

                          December 31, 2001                     $46,800,000"

                  SECTION 4. Amendment to Section 7.01. Section 7.01(m) of the Credit Agreement is hereby amended by inserting the phrase ", unexpired leases of personal property" immediately following the words "assumed executory contracts" appearing in clause (v) thereof.

                  SECTION 5. Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Amendment, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Amendment.

                  SECTION 6. Conditions to Effectiveness. This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors, the Required Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, provided that, notwithstanding the occurrence of the Effective Date, the effect of the amendments (but not the waivers) set forth herein shall terminate and be of no further force or effect if on or before April 2, 2001 the Bankruptcy Court shall not have entered an order reasonably satisfactory in form and substance to the Agent approving the payment by the Borrower to the Banks of an amendment fee in an amount equal to 1/2 of 1% of the Total Commitment, such fee to be payable as an administrative expense upon the effectiveness of a Reorganization Plan for the Borrower.

                  SECTION 7. Ratification. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                  SECTION 8. Costs and Expenses. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

                  SECTION 9. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or
(b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy of all purposes.

                  SECTION 11. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed wholly within such State.



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

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

                                 BORROWER:

GENESIS HEALTH VENTURES, INC.

                                 By: _________________________
                                     Title:

                                 GUARANTORS:

                                 BREVARD MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its sole general partner

                                 CARE4, L.P.
                                 By:Institutional Health Care Services, Inc.

                                 CATONSVILLE MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Health, Inc., one of its general
                                     partners

                                 EASTON MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Health, Inc., and Meridian
                                     Healthcare, Inc., its general partners

                                 EDELLA STREET ASSOCIATES
                                 By: Genesis Health Ventures of Clarks Summit,
                                     Inc., its sole general partner

                                 GENESIS PROPERTIES LIMITED PARTNERSHIP
                                 By: Genesis Health Ventures of Arlington, Inc.,
                                     its sole general partner

                                 GREENSPRING MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its sole general
                                     partner

                             HALLMARK HEALTHCARE LIMITED PARTNERSHIP
                             By: Pharmacy Equities, Inc., its general partner

                             HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP
                             By: Meridian Healthcare, Inc., one of its general
                                 partners

                             MERIDIAN/CONSTELLATION LIMITED PARTNERSHIP
                             By: Meridian Healthcare, Inc., its general
                                 partner

                             MERIDIAN EDGEWOOD LIMITED PARTNERSHIP
                             By: Meridian Healthcare, Inc., its general
                                 partner

                             MERIDIAN PERRING LIMITED PARTNERSHIP
                             By: Meridian Healthcare, Inc., its general
                                 partner

                             MERIDIAN VALLEY LIMITED PARTNERSHIP
                             By: Meridian Healthcare, Inc., its general
                                 partner

                             MERIDIAN VALLEY VIEW LIMITED PARTNERSHIP
                             By: Meridian Healthcare, Inc., its general
                                 partner

                             MILLVILLE MERIDIAN LIMITED PARTNERSHIP
                             By: Meridian Healthcare, Inc., its sole general
                                 partner

                             PHILADELPHIA AVENUE ASSOCIATES
                             By: Philadelphia Avenue Corporation, its sole
                                 general partner

                             RIVER STREET ASSOCIATES
                             By: Genesis Health Ventures of Wilkes-Barre, Inc.,
                                 its sole general partner

                             SEMINOLE MERIDIAN LIMITED
                             PARTNERSHIP
                             By: Meridian Health, Inc., its sole general
                                 partner

                             STATE STREET ASSOCIATES, L.P.
                             By: State Street Associates, Inc., its sole general
                                 partner

                             THERAPY CARE SYSTEMS, L.P.
                             By: Team Rehabilitation, Inc., its sole general
                                 partner

                             VOLUSIA MERIDIAN LIMITED
                             PARTNERSHIP
                             By: Meridian Health, Inc., its sole general
                                 partner

                             GENESIS PROPERTIES OF DELAWARE
                             LTD. PARTNERSHIP, L.P.
                             By: Genesis Properties of Delaware
                                 Corporation, a general partner

                             MCKERLEY HEALTH FACILITIES
                             By: Meridian Health, Inc., and Meridian
                                 Healthcare, Inc., its general partners

                             GENESIS HEALTH VENTURES OF WEST
                             VIRGINIA, LIMITED PARTNERSHIP
                             By: Genesis Eldercare Network Services, Inc.,
                                 and Genesis Eldercare Rehabilitation
                                 Services, Inc., its general partners

                             By:  _______________________________
                                  Name:
                                  on behalf of each of the foregoing as _______ of the general partner

                             GENESIS HEALTH VENTURES OF
                             ARLINGTON, INC.

                             GENESIS HEALTH VENTURES OF
                             BLOOMFIELD, INC.

                             GENESIS HEALTH VENTURES OF CLARKS
                             SUMMIT, INC.

                             GENESIS HEALTH VENTURES OF
                             MASSACHUSETTS, INC.

                             GENESIS HEALTH VENTURES OF
                             NAUGATUCK, INC.

                             GENESIS HEALTH VENTURES OF WAYNE,
                             INC.

                             GENESIS HEALTH VENTURES OF WEST
                             VIRGINIA, INC.

                             GENESIS HEALTH VENTURES OF
                             WINDSOR, INC.

                             GENESIS HEALTH VENTURES OF
                             WILKES-BARRE, INC.

                             GENESIS HEALTH VENTURES OF
                             INDIANA, INC.

                             GENESIS HEALTH VENTURES OF NEW
                             GARDEN, INC.

                             GENESIS HEALTH VENTURES OF POINT
                             PLEASANT, INC.

                             GENESIS IMMEDIATE MED CENTER, INC.

                             GENESIS ELDERCARE HOME CARE
                             SERVICES, INC.(f/k/a HEALTHCARE
                             SERVICES NETWORK, INC.)

                             GENESIS ELDERCARE PHYSICIAN
                             SERVICES, INC. (f/k/a GENESIS PHYSICIAN
                             SERVICES, INC.)

                             KNOLLWOOD MANOR, INC.

                             MERIDIAN HEALTH, INC.

                             MERIDIAN HEALTHCARE, INC.

                             PHILADELPHIA AVENUE CORPORATION

                             GENESIS ELDERCARE STAFFING
                             SERVICES, INC. (f/k/a STAFF
                             REPLACEMENT SERVICES, INC.)

                             STATE STREET ASSOCIATES, INC.

                             SUBURBAN MEDICAL SERVICES, INC.

                             GENESIS ELDERCARE REHABILITATION
                             SERVICES, INC., (f/k/a TEAM
                             REHABILITATION, INC.)

                             THERAPY CARE, INC.

                             THE TIDEWATER HEALTHCARE SHARED
                             SERVICES GROUP, INC.

                             WYNCOTE HEALTHCARE CORP.

                             ASCO HEALTHCARE, INC.

                             ACCUMED, INC.

                             BRINTON MANOR, INC.

                             COMPASS HEALTH SERVICES, INC.

                             CONCORD HEALTHCARE CORPORATION

                             CONCORD PHARMACY SERVICES, INC.

                             CRYSTAL CITY NURSING CENTER, INC.

                             EASTERN MEDICAL SUPPLIES, INC.

                             ENCARE OF MASSACHUSETTS, INC.

                             GENESIS HEALTH SERVICES
                             CORPORATION

                             GENESIS HEALTHCARE CENTERS
                             HOLDINGS, INC.

                             GENESIS HOLDINGS, INC.

                             GENESIS PROPERTIES OF DELAWARE
                             CORPORATION

                             HILLTOP HEALTH CARE CENTER, INC.

                             HORIZON MEDICAL EQUIPMENT AND
                             SUPPLY, INC.

                             KEYSTONE NURSING HOME, INC.

                             LINCOLN NURSING HOME, INC.

                             MCKERLEY HEALTH CARE CENTERS,
                             INC.

                             WAYSIDE NURSING HOME, INC.

                             PROFESSIONAL PHARMACY SERVICES,
                             INC.

                             MEDICAL SERVICES GROUP, INC.

                             NEIGHBORCARE PHARMACIES, INC.

                             DERBY NURSING CENTER CORPORATION

                             GENESIS ELDERCARE NATIONAL
                             CENTERS, INC., (f/k/a NATIONAL
                             HEALTHCARE AFFILIATES, INC.)

                             GENESIS ELDERCARE NETWORK
                             SERVICES, INC., (f/k/a GENESIS
                             MANAGEMENT RESOURCES, INC.) (f/k/a
                             TOTAL CARE SYSTEMS, INC.)

                             GENESIS ELDERCARE PROPERTIES, INC.

                             VERSALINK, INC.

                             GERIATRIC & MEDICAL COMPANIES, INC.

                             GERIATRIC AND MEDICAL SERVICES,
                             INC.

                             GERIATRIC AND MEDICAL INVESTMENTS
                             CORPORATION

                             BURLINGTON WOODS CONVALESCENT
                             CENTER, INC.

                             CRESTVIEW CONVALESCENT HOME, INC.

                             CRESTVIEW NORTH, INC.

                             GENESIS ELDERCARE DIAGNOSTIC
                             SERVICES, INC, (f/k/a DIVERSIFIED
                             DIAGNOSTICS, INC.)

                             GMC MEDICAL CONSULTING SERVICES,
                             INC.

                             GERIMED CORP.

                             GENESIS ELDERCARE HOSPITALITY
                             SERVICES, INC. (f/k/a HCHS, INC.)

                             GENESIS ELDERCARE TRANSPORTATION
                             SERVICES, INC. (f/k/a HSS-PARA TRANSIT,
                             INC.

                             INNOVATIVE PHARMACY SERVICES, INC.

                             INSTITUTIONAL HEALTH CARE
                             SERVICES, INC.

                             LIFE SUPPORT MEDICAL, INC.

                             LIFE SUPPORT MEDICAL EQUIPMENT,
                             INC.

                             METRO PHARMACEUTICALS, INC.

                             NATIONAL PHARMACY SERVICE, INC.

                             NETWORK AMBULANCE SERVICES, INC.,
                             (f/k/a REGIONAL AMBULANCE SERVICES,
                             INC.) (f/k/a LIFE SUPPORT AMBULANCE,
                             INC.)

                             UNITED HEALTH CARE SERVICES, INC.

                             VALLEY MEDICAL SERVICES, INC.

                             VALLEY TRANSPORT AMBULANCE
                             SERVICE, INC.

                             VILLAS REALTY & INVESTMENTS, INC.

                             WEISENFLUH AMBULANCE SERVICE, INC.

                             GENESIS ELDERCARE ADULT DAY
                             HEALTH SERVICES, INC.

                             GENESIS ELDERCARE HOME HEALTH
                             SERVICES - SOUTHERN, INC.

                             GENESIS ELDERCARE MANAGEMENT
                             SERVICES, INC., (f/k/a BLUEFIELD MANOR,
                             INC.)

                             CARECARD, INC.

                             CAREFLEET, INC.

                             CHELTENHAM LTC MANAGEMENT, INC.

                             EASTERN REHAB SERVICES, INC.

                             EIDOS, INC.

                             GMC LEASING CORPORATION

                             GMS MANAGEMENT, INC.

                             GMS MANAGEMENT-TUCKER, INC.

                              GOVERNOR'S HOUSE NURSING HOME,
                              INC.

                              HEALTH CONCEPTS AND SERVICES, INC.

                              INNOVATIVE HEALTH CARE
                              MARKETING, INC.

                              KNOLLWOOD NURSING HOME, INC.

                              MANOR MANAGEMENT CORP. OF
                              GEORGIAN MANOR, INC.

                              PHARMACY EQUITIES, INC.

                              PROSPECT PARK LTC MANAGEMENT,
                              INC.

                              WALNUT LTC MANAGEMENT, INC.

                              WEST PHILA. LTC MANAGEMENT, INC.

                              TRANSPORT SERVICES, INC.

                              YORK LTC MANAGEMENT, INC.

                              GENESIS ELDERCARE REHABILITATION
                              MANAGEMENT
                              SERVICES, INC. (f/k/a ROBINDALE
                              MEDICAL SERVICES, INC.)

                              DELCO APOTHECARY, INC.

                              NEIGHBORCARE OF WISCONSIN, INC.
                              (f/k/a GCI INNOVATIVE PHARMACY, INC.)

                              NEIGHBORCARE OF NORTHERN
                              CALIFORNIA, INC. (f/k/a COMPUPHARM OF
                              NORTHERN CALIFORNIA, INC.)

                              NEIGHBORCARE OF VIRGINIA, INC. (f/k/a
                              TEAMCARE OF VIRGINIA, INC.)

                              NEIGHBORCARE-TCI, INC. (f/k/a
                              TEAMCARE, INC.)

                              NEIGHBORCARE-MEDISCO, INC. (f/k/a
                              MEDICSO PHARMACIES, INC.)

                              NEIGHBORCARE-ORCA, INC. (f/k/a WHITE,
                              MACK AND WART, INC.)

                              NEIGHBORCARE OF OKLAHOMA, INC.
                              (f/k/a VITALINK SUBSIDIARY, INC.)

                              NEIGHBORCARE INFUSION SERVICES,
                              INC. (f/k/a VITALINK INFUSION SERVICES,
                              INC.)

                              NEIGHBORCARE PHARMACY SERVICES,
                              INC. (f/k/a VITALINK PHARMACY
                              SERVICES, INC.)

                              DIANE MORGAN AND ASSOCIATES, INC.

                              GENESIS ELDERCARE NETWORK
                              SERVICES OF MASSACHUSETTS, INC.

                              ASCO HEALTH CARE OF NEW ENGLAND,
                              INC.

                              ASCO HEALTH CARE OF NEW ENGLAND,
                              LIMITED PARTNERSHIP

                              DOVER HEALTHCARE ASSOCIATES, INC.

                              GENESIS ELDERCARE EMPLOYMENT
                              SERVICES, LLC

                              GENESIS HEALTH VENTURES OF
                              LANHAM, INC.

                              GENESIS SELECTCARE CORP.

                              GENESIS-GEORGETOWN SNF/JV, LIMITED
                              LIABILITY COMPANY

                              HEALTHOBJECTS CORPORATION

                              MCKERLEY HEALTH CARE CENTER-
                              CONCORD LIMITED PARTNERSHIP

                              NORRISTOWN NURSING AND
                              REHABILITATION CENTER ASSOCIATES,
                              LIMITED PARTNERSHIP

                              NORTH CAPE CONVALESCENT CENTER
                              ASSOCIATES, L.P.

                              NORTHWEST TOTAL CARE CENTER
                              ASSOCIATES, L.P.

                              OAK HILL HEALTH CARE CENTER, INC.

                              RESPIRATORY HEALTH SERVICES, LLC
                              RIVER RIDGE PARTNERSHIP

                              By:  _______________________________
                                   Name:
                                   on behalf of each of the foregoing as _______


                              MAIN STREET PHARMACY, L.L.C.,
                              By:  Professional Pharmacy Services, Inc.

                              By:  _______________________________
                                   Name:
                                   on behalf of each of the foregoing as _______ of the managing member

                              --------------------------------
                              Address for notices
                              101 East State Street
                              Kennett Square, PA 19348
                              Attention: George V. Hager, Jr.,
                                         Executive Vice President and
                                         Chief Financial Officer
                              Telephone: (610) 444-8419
                              Facsimiles: (610) 925-4100

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                              LEFT BLANK]

                              AGENT:

                              MELLON BANK, N.A.,
                              Individually and as Agent


                              By:  _________________________
                                    Title:

                              FIRST UNION NATIONAL BANK


                              By:  _________________________
                                    Title:

                              GOLDMAN SACHS CREDIT PARTNERS, L.P.


                              By:  _________________________
                                    Title:

                              THE CHASE MANHATTAN BANK
                              By: Chase Securities, Inc., as its Agent


                              By:  _________________________
                                    Title:

                              FOOTHILL CAPITAL CORP.

                              By:   _________________________
                                    Title:

                              TD SECURITIES

                              By:   _________________________
                                    Title:

                              THE BANK OF NOVA SCOTIA


                              By:   _________________________
                                    Title:

                              METROPOLITAN LIFE INSURANCE
                              COMPANY


                              By: __________________________
                                  Title

                              GENERAL ELECTRIC CAPITAL CORP.


                              By:   __________________________
                                    Title:

                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:   _________________________
                                    Title:

                              SILVER OAK CAPITAL, L.L.C.


                              By:   _________________________
                                    Title:

                              AG CAPITAL FUNDING, L.P.
                              By:   Angelo, Gordon & Co., L.P. as Investment
                              Advisors


                              By:   _________________________
                                    Title:

                              OAK HILL SECURITIES FUND, L.P.


                              By:   _________________________
                                    Title:


                              OAK HILL SECURITIES FUND II, L.P.

                              By:   _________________________
                                    Title: